UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2021

PHENIXFIN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00818	27-4576073
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

445 Park Avenue, 10th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 859-0390

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	PFX	The NASDAQ Global Market
6.125% Notes due 2023	PFXNL	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01

Entry Into a Material Definitive Agreement.

On November 15, 2021, in connection with a previously announced public offering, PhenixFIN Corporation (the “Company”) and U.S. Bank National Association, as trustee (the “Trustee”), entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”) to the Indenture, dated February 7, 2012, between the Company and the Trustee (together with the Fourth Supplemental Indenture, the “Indenture”). The Fourth Supplemental Indenture relates to the Company’s issuance, offer and sale of $57,500,000 (including the underwriters’ option to purchase up to $7,500,000 aggregate principal amount of the 2028 Notes (as defined below)) aggregate principal amount of its 5.25% Notes due 2028 (the “2028 Notes”).

The 2028 Notes will mature on November 1, 2028, unless previously redeemed or repurchased in accordance with their terms. The interest rate of the 2028 Notes is 5.25% per year, and interest on the 2028 Notes will be paid on February 1, May 1, August 1 and November 1 of each year, beginning on February 1, 2022. The 2028 Notes are the Company’s direct unsecured obligations and rank pari passu with the Company’s existing and future unsecured, unsubordinated indebtedness, including its 6.125% Notes due 2023 (the “2023 Notes”); senior to any series of preferred stock that the Company may issue in the future; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the 2028 Notes; effectively subordinated to any future secured indebtedness of the Company (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s existing or future subsidiaries.

The 2028 Notes may be redeemed in whole or in part at any time or from time to time at the Company’s option on or after November 1, 2023, upon not less than 30 days nor more than 60 days written notice by mail prior to the date fixed for redemption thereof, at a redemption price of 100% of the outstanding principal amount of the 2028 Notes to be redeemed plus accrued and unpaid interest payments otherwise payable for the then-current quarterly interest period accrued to, but not including, the date fixed for redemption.

The Indenture contains certain covenants, including covenants requiring the Company, for the period of time during which the 2028 Notes are outstanding, to not incur additional indebtedness, including through the issuance of additional debt securities, or issue preferred stock unless its asset coverage, as defined in the Investment Company Act of 1940, as amended (the “1940 Act”), equals at least 200%, whether or not the Company continues to be subject to the 1940 Act, after giving effect to such borrowings and/or issuances; to not, for the period of time during which the 2028 Notes are outstanding, declare any dividend (except a dividend payable in its stock), or declare any other distribution, upon a class of its capital stock, or purchase any such capital stock, unless, in every such case, at the time of the declaration of any such dividend or distribution, or at the time of any such purchase, the Company has an asset coverage, as defined in the 1940 Act, of at least 200%, whether or not the Company continues to be subject to the 1940 Act and after deducting the amount of such dividend, distribution or purchase price, as the case may be, and except that the Company will be permitted to declare dividends or distributions on its capital stock to the extent necessary to maintain its status as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended; and to provide certain financial information to the holders of the 2028 Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the Indenture.

The 2028 Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (Registration No. 333-258913) previously filed with the SEC, as supplemented by a preliminary prospectus supplement dated November 8, 2021, the pricing term sheet dated November 9, 2021 and a final prospectus supplement dated November 9, 2021. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The transaction closed on November 15, 2021.

The Company intends to use the net proceeds from the offering of its 2028 Notes to redeem a portion of the outstanding principal amount of the 2023 Notes.

The description above is only a summary of the material provisions of the Fourth Supplemental Indenture and the 2028 Notes and is qualified in its entirety by reference to copies of the Fourth Supplemental Indenture and the 2028 Notes, respectively, each filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01

Other Events.

On November 15, 2021, the Company caused notices to be issued to the holders of its 2023 Notes (CUSIP No. 71742W 202; NASDAQ: PFXNL) regarding the Company’s exercise of its option to redeem $55,325,000 in aggregate principal amount of issued and outstanding 2023 Notes at a price equal to 100% of the principal amount of the 2023 Notes, plus accrued and unpaid interest on the 2023 Notes to, but excluding, the date of redemption, in accordance with the terms of the indenture governing the 2023 Notes. The Company expects the redemption to be completed on December 16, 2021. Following the redemption, approximately $22.5 million in aggregate principal amount of the 2023 Notes will remain outstanding. The Company intends to fund the redemption of the 2023 Notes with the net proceeds of the issuance of its 2028 Notes, as described in further detail in Item 1.01 of this Current Report on Form 8-K. This Current Report on Form 8-K does not constitute a notice of redemption of the 2023 Notes. A copy of the notice of redemption is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Statements included herein may constitute "forward-looking statements." Statements other than statements of historical facts included in this report may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
4.1	Fourth Supplemental Indenture between PhenixFIN Corporation and U.S. Bank National Association, dated as of November 15, 2021.

4.2	Form of Global Note with respect to the 5.25% Notes due 2028, incorporated by reference to Exhibit 4.1 hereto.

5.1	Opinion of Kramer Levin Naftalis & Frankel LLP.

23.1	Consent of Kramer Levin Naftalis & Frankel LLP (included in Exhibit 5.1 hereto).

99.1	Notice of Redemption, dated November 15, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, PhenixFIN Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 15, 2021	PHENIXFIN CORPORATION

/s/ David Lorber
	Name:	David Lorber
	Title:	Chief Executive Officer

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